As filed with the Securities and Exchange Commission on December 8, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GANNETT CO., INC.

(Exact name of registrant as specified in its charter)

Delaware	16-0442930
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia	22107-0910
(Address of registrant’s principal executive offices)	(Zip Code)

THE GANNETT CO., INC. 401(K) SAVINGS PLAN

(Full title of the Plan)

Todd A. Mayman

Senior Vice President, General Counsel and Secretary

GANNETT CO., INC.

7950 Jones Branch Drive

McLean, Virginia 22107

(Name and address of agent for service)

(703) 854-6000

(Telephone number, including area code, of agent for service)

Copy to:

John C. Partigan, Esq.

Nixon Peabody LLP

401 9th Street, N.W.

Washington, D.C. 20004

(202) 585-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $1.00 per share	50,000,000	$9.86	$ 493,000,000	$27,509.40
Interests in the Gannett Co., Inc. 401(k) Savings Plan (3)

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock that may be offered or issued under the Gannett Co., Inc. 401(k) Savings Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. As permitted by Rule 429(b), the prospectus contained in this registration statement is a combined prospectus which also covers securities covered by registration statement No. 333-154846.
(2)	Estimated pursuant to Rule 457(h) and (c) solely for purposes of calculating the registration fee based on the average of the high and low sales prices of the common stock on December 2, 2009, as reported on The New York Stock Exchange.
(3)	Pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Gannett Co., Inc. 401(k) Savings Plan. No registration fee is payable with respect to such interests, in accordance with Rule 457(h)(2).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to employees participating in the Gannett Co., Inc. 401(k) Savings Plan (the “Plan”), in accordance with Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission, either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by Gannett Co., Inc. (the “Company”) with the Commission, are incorporated in this registration statement by reference:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 28, 2008;

(2)	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 29, 2009, June 28, 2009 and September 27, 2009;

(3)	Our Current Reports on Form 8-K filed with the SEC on April 7, 2009, April 22, 2009, May 4, 2009, May 11, 2009, June 16, 2009, September 29, 2009, September 30, 2009, October 1, 2009, October 2, 2009 and October 15, 2009;

(4)	The description of our common stock contained in our registration statement on Form 8-B, filed under Section 12 of the Exchange Act, and all amendments or reports filed for the purpose of updating such description; and

(5)	The Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2008.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable. The common stock of the Company is registered under Section 12 of the Exchange Act.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) permits the Company to indemnify any director or officer of the Company against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, incurred in defense of any action (other than an action by or in the right of the Company) arising by reason of the fact that he or she is or was an officer or director of the Company if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 also permits the Company to indemnify any such officer or director against expenses incurred in an action by or in the right of the Company if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except in respect of any matter as to which such person is adjudged to be liable to the Company. This statute requires indemnification of such officers and directors against expenses to the extent they may be successful in defending any such action. The statute permits the purchase of liability insurance by the Company on behalf of officers and directors, and the Company has purchased such insurance.

Section 17 of Article II of the Company’s By-Laws requires indemnification to the fullest extent permitted under Delaware law of any person who is or was a director or officer of the Company who is or was involved or threatened to be made so involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer or employee of the Company or any predecessor of the Company or was serving at the request of the Company as a director, officer or employee of any other enterprise.

Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Company, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Article NINTH of the Company’s Certificate of Incorporation of the Company eliminates the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the DGCL, Section 17 of Article II of such By-Laws and Article NINTH of such Certificate of Incorporation, as applicable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

In accordance with the terms of Item 8(a) of Form S-8, no opinion of counsel as to the legality of the securities has been provided because the shares of Common Stock to be issued pursuant to the Plan will be issued from our treasury or purchased in the open market.

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on signature page hereto).

Item 9.	Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or arrangements whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act of 1933, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia on December 8, 2009.

GANNETT CO., INC.

By:	/s/ TODD A. MAYMAN
Todd A. Mayman Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig A. Dubow, Gracia C. Martore and Todd A. Mayman and each of them, his or her true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on this 8th day of December, 2009.

Signature	Title

/S/ CRAIG A. DUBOW Craig A. Dubow	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ GRACIA C. MARTORE Gracia C. Martore	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ GEORGE R. GAVAGAN George R. Gavagan	Vice President and Controller (Principal Accounting Officer)

/S/ HOWARD D. ELIAS Howard D. Elias	Director

/S/ ARTHUR H. HARPER Arthur H. Harper	Director

/S/ JOHN JEFFRY LOUIS John Jeffry Louis	Director

Signature	Title

/S/ MARJORIE MAGNER Marjorie Magner	Director

/S/ SCOTT K. MCCUNE Scott K. McCune	Director

/S/ DUNCAN M. MCFARLAND Duncan M. McFarland	Director

/S/ DONNA E. SHALALA Donna E. Shalala	Director

/S/ NEAL SHAPIRO Neal Shapiro	Director

/S/ KAREN HASTIE WILLIAMS Karen Hastie Williams	Director

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other person who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia on December 8, 2009.

THE GANNETT CO., INC. 401(K) SAVINGS PLAN

By:	/s/ ROXANNE V. HORNING
Roxanne V. Horning Senior Vice President, Gannett Human Resources

EXHIBIT INDEX

Exhibit No.	Exhibit

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on signature page hereto).